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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2001 relating to the financial statements and financial statement schedule, which appears in Bristol-Myers Squibb's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


PRICEWATERHOUSECOOPERS LLP
New York, New York
August 9, 2001